Exhibit 10.22

Beida Jade Bird Computer Education

Form of Content Distribution Regional Agency Agreement

for ACCP Junior Program

NO.

This agreement was entered into by the following two parties:

Party A : Beijing Jade Bird IT Education Development Co., Ltd

Address: 3/F, Beida Jade Bird Building, No. 207 Chengfu Road, Haidian District, Beijing

Legal Representative : Zhixiang Xu

Party B :

Address:

Legal representative:

Whereas:

1. Party A owns well-known brand names, trademarks, advanced operational and manage systems and scientific education methods, professional training curriculums and computer textbooks, stringent testing and certifying system, as well as efficient service supporting system (hereinafter referred as “system”), enjoying an strong advantage in the area of IT vocational education.

2. Party B has applied for, in accordance with the provisions provided by Party A, provincial general agency upon ACCP Junior content-distribution. Party A agrees to authorize Party B as the general agency for ACCP Junior content-distribution business in the authorized region, to promote business for ACCP Junior.

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3. Party B is an investor with relevant qualification, necessary operational resources and management ability and agrees to promote ACCP Junior content-distribution subject to the authorization of Party A and the terms and conditions provided herein.

Based on the above stated, the two parties, by friendly and voluntary negotiations and with equality and mutual benefit in mind, have reached the following agreement (“this Agreement”) concerning the authorization of Party B by Party A as the provincial general agency for ACCP Junior content-distribution:

Part 1 Region and Scope of Agency

1. Party B is authorized by Party A as the general agency of              Province (“Authorized Province”), to develop ACCP Junior content-distribution business. The authorization by Party A is strictly limited to the ACCP Junior content-distribution business, and only the students enrolled for degrees are allowed to attend the content-distribution classes.

2. Party B has the right, in the term and region stipulated in this agreement, to promote ACCP Junior program system to secondary vocational institutions, which are approved to award degrees by the educational department at the level of province or higher.

3. This Agreement cannot be assigned to any third party by Party B in all or in part. Party B shall not develop any association or arrangement including but not limited to cooperation, joint venture, contract, etc, with third party, without prior written consent from Party A.

4. Party B shall not enter into any agreement on behalf of Party A or cause Party A to assume any responsibility to any third party, or cause Party A to incur any cost or obligation. Party B is not an agent, representative, employer, partner, subsidiary of Party A in any ways outside of the purpose of this Agreement.

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Part 2 Term of Agency

This agreement shall come into effect from                      to                     , for a term of five years.

Part 3 Agency Fee

Party B shall pay Party A RMB600,000 in one installment within three working days after this Agreement is signed and sealed.

Part 4 Rights and Obligations of the Parties

Section 1 Party A

1. Party A shall provide Party B with authorization certificate and bronze plate engraved with “General agency of xx Province for ACCP Junior content-distribution with authorization by Beida Jade Bird APTECH”.

2. Party A guarantees that Party B is the exclusive agency for ACCP Junior content-distribution in the Authorized Region, and Party A will not authorize any other third party to perform businesses stipulated in this Agreement in such region.

3. Party A shall sign a “Content-distribution Agreement”, following examination and approval, with college customers introduced by Party B, and the college customers should pay ACCP Junior content-distribution fee directly to the account appointed by Party A.

4. Party A shall have the right to gather survey information from the contracting college customers periodically, and to require improvement for any deficiency in Party B’s operation.

5. Party A shall provide Party B with all operational rules, policies and implementation regulations, in addition to relevant information and resources when Party B commences its operations in the Authorized Region. Party B shall comply with such rules, policies and implementation regulations. Party A is entitled to modify, revise and supplement the rules, policies and implementation regulations and is entitled to supervise and examine the performance of Party with respect to such rules, policies and implementation regulations.

6. Party A shall assist Party B in market promotion, including:

(1) Providing Party B with market promotion plan.

(2) Assisting Party B in extensive advertising of the brands and products of “Beida Jada APTECH ACCP Junior” in the authorized region.

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(3) Enfranchising the image of authorized agencies in all regions and the brands advertisement, pursuant to the business needs, in order to assist Party B’s smooth development with the authorized business.

7. Party A shall ensure that “the power of attorney” of Party B, stipulated in this Agreement is legally protected, against infringement by any other agency.

8. Party A provides tailor-made support and assistance to Party B’s development of ACCP Junior content-distribution of Party B. The execution of this provision shall be stipulated in a separate agreement.

Section 2 Rights and Obligations of Party B

1. Within the first year (12 calendar months), Party B guarantees that it will contract with no less than 8 schools, or 800 students, for ACCP Junior content-distribution in; and contract with no less than 8 schools, or 1,200 students, from the second year and forward. Party A has the right to revoke the agency authorization of Party B, if Party B fails to fulfill the aforesaid requirement.

2. In order to perform its obligations under this Agreement, Party B shall locate its management office:

(1) subject to Party A’s requirements with respect of the location and fitment;

(2) at the place of which the total ground floor area of the specified office for ACCP Junior program shall not be less than 120 square meters;

(3) in xx city, xx Province (the exact location of Party B’s office shall be subject to the mutual confirmation of both Parties and shall be not be changed without prior consent).

3. Party B shall follow the pricing scheme established by Party A, and should not adjust price without Party A’s consent; Party B should have the right to provide opinions and suggestions concerning price adjustment.

4. Party B should not, under any circumstance, use Party A’s brand, label, trademark, sign, VI, title or any of the combination to conduct any unauthorized business, nor should Party B use the brand, label, mark, sign, VI, title of Party A or any of the combination as its own brand, label, mark, sign, VI, title or their combination.

5. Party B approved and agreed to comply with all operational rules, policies and implementation regulations provided by Party A and agrees to be supervised by Party A.

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6. Party B should not unilaterally disrupt or terminate, except for force majeure, the operation of the authorized business.

7. Party B should indicate conspicuously Party A’s ownership of its brand, label, trademark, sign, VI, title or their combination when using them to conduct the authorized business. Party B should not, in any way, mislead the public, college customers and students into believing that Party B is Party A or a subsidiary of Party A.

8. Party B should not behave in any way that would tarnish the brand image, business credit standing of Party A, or affect the products of Party A negatively.

9. Party B shall acknowledge Party A’s ownership in the following areas:

(1) Ownership of the ACCP Junior curriculum system; ownership and licensing right in derivative products of such system.

(2) ACCP Junior curriculum system, and any copyright, trademark, patent (application) and other intellectual property.

Part 5 Representation and Warranties

Section 1 Party A

1. has the legal capacity to enter and perform this Agreement;

2. has obtained all the necessary internal approvals concerning this regional agency cooperation, and has the right to sign and perform the articles and provisions of this Agreement.

3. shall exercise and sign, or ensure to exercise and sign, all the activities, behaviors, affairs and documents for the execution of this Agreement, in order to fully accomplish the expected purpose of this Agreement.

Section 2 Party B

1. has the legal capacity to enter and perform this Agreement;

2. has obtained all the necessary internal approvals concerning this regional agency cooperation, and has the right to sign and perform the terms and agreements of this Agreement.

3. guarantees the sign or performance of this Agreement or completing the content-distribution does not, and will not result in breach of any laws, regulations and regulative documentation; obtains all the necessary approvals to sign, perform and accomplish the stipulated business; exercises and signs, or ensures to exercise and sign, all the activities, behaviors, affairs and documents for the execution of this Agreement, in order to fully accomplish the expected purpose of this Agreement; guarantees no prior contract or agreement restraining it from signing of this Agreement.

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Part 6 Market Initiation

1. Upon the effectiveness of this Agreement and the approval from Party A authorizing Party B to initiate the market, Party A shall provide Party B free of charge with:

(1) the authorization certificate and bronze plate engraved with “General agency of xx Province for ACCP Junior content-distribution with authorization by Beida Jade Bird APTECH”;

(2) an information package authorizing Party B to initiate the regional market;

(3) a set of operational manual (including all business related rules, policies and implementation regulations confirmed and approved by Party A);

(4) the sample of student certificate;

(5) an information package of VI design; and

(6) ACCP Junior textbook for sales purpose.

2. Staff in authorized service centers:

Party B shall staff designated officers, including center manager, assistant director of education, assistant director of market, assistant director of academics, assistant director of career. All officers shall be examined by both Party A and Party B and shall commence his or her performance only after completing Party A’s training session. Party B guarantees that all of its staff to complete Party A’s training session and obtain the approval from Party A, otherwise Party A is entitled to terminate relevant supports.

Part 7 Income and Distribution

1. The standard charge in Party B’s authorized region shall be RMB 3,500 per student for ACCP Junior content-distribution.

2. The charges above stated shall be distributed in the proportion of 6 to 4 between Party A and Party B, namely Party B is entitled 40% of income which is RMB1,400 per student, while Party A shall retain RMB2,100 per student.

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3. The distribution to Party B shall be calculated according to the following formula, in case the contract price arrived under the assistance of Party B is lower or higher than the fee standard set above:

The allocated income ratio for Party B = (contract price for each student- 2,100)/contract price for each student, namely Party A shall still be allocated RMB2,100 per student.

4. The contracting colleges shall pay for content-distribution directly to Party A, in accordance with the ACCP Junior content-distribution agreement. Party A shall, within five working days upon receiving the payment, allocate to Party B its entitled portion of such payment according to the allocation scheme stated above. Party B shall provide corresponding invoices.

Part 8 Payment and Account Information

1. Payment by Party B to Party A and Party A’s account information

Party B shall pay by cheque, remittance or other valid manners, to the following account designated by Party A:

Account name: Beijing Jade Bird IT education development Co., Ltd

Account NO.: 8194-12225

Account with bank: Zhongguancun branch of Hua Xia bank

2. Payment by Party A to Party B and Party B’s account information

Party A shall also pay by cheque, remittance or other valid manners, to the following account of Party B:

Account name :

Account with bank :

Account NO. :

Part 9 Notification and Service

1. All written notices shall be sent in registered mail or EMS at post station, and shall be deemed as effectively served after 10 working days from the mailing day (by postmark).

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2. The mailing address shall be recognized as follows, and each party could change its own address in written notice according to this article.

1. To Party A :

Recipient :

Address : 3/F, Beida Jade Bird Building, No. 207 Chengfu Road, Haidian District, Beijing

Post code : 100871

Phone : 8610-6276 0088

Fax : 8610-6276 0088-6818

2. To Party B :

Recipient :

Address :

Post code :

Phone :

Fax :

Part 11 Confidentiality and Non-competition

1. Confidentiality

(1) “Confidential information” means confidential information of Party A, including materials or data unknown to the public the access to which is restrict by Party A within certain scope, and proposals that are not disclosed by Party A or private ideas or plans with respect to decision-making and execution, including without limitation relevant trade secrets, computer programs, designs, drawings, engineering, process, software, data, know-how, business and product development plans, research, thoughts, products, services, marketing, financing, information of clients in connection with Party A’s business and other information, or information and materials obtained by Party A from others.

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(2) Party B hereby consents, that all the information it obtained from Party A shall only be used in connection with the regional agency business of content-distribution. Party B should not use or disclose to any third party any information of Party A for the purpose other than stated above, either orally or in writing, or in the form of disk or film.

(3) Unless otherwise provided in this Agreement, without written consent of the other party, neither party may reveal to any third party (except as required by relevant law, regulation, governmental authorities or other regulatory authorities and to legal, accounting, commercial and other advisers and employees of both parties, provided that both Parties shall request relevant governmental authorities or other regulatory authorities and to legal, accounting, commercial and other advisers and employees to comply with the confidentiality obligation and shall be responsible for such persons) any information about provisions of this Agreement or its negotiation and execution, as well as any information of the other party and its affiliated companies obtained by entering into and performing this Agreement.

(4) In order to protect the confidential information of Party A from entering public domain or being obtained by unauthorized persons, Party B shall take all reasonable measures to protect the confidentiality of Party A’s information, including entering into confidential agreement and non-competition agreement with its employees to keep the confidential information provided by Party A from disclosure or usage.

2. Without Party A’s written consent, Party B may not enter into any contract, agreement or arrangement that is in direct competition with the business under this Agreement with any individual or organization other than Party A, including without limitation in the form of cooperation, affiliation or contracting. Violation of this provision will result in automatic termination of this Agreement. Party B shall guarantee that its employee will not join any organization in competition with the business hereunder within one year of the termination of their employment.

3. Within the term and after the termination of this Agreement, the confidentiality and non-competition articles of this Agreement shall continue to have legal effect.

Part 11 Effectiveness, Termination and Renewal of this Agreement

1. Position of this agreement

(1) The execution, effectiveness and performance of this agreement shall not impose any constraint on any other businesses and operations of Party A. Party B may not extend the authorization of Party A to other business unrelated to this Agreement.

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(2) This Agreement does not create any joint venture relationship on the two parties. Therefore, Party B shall not request Party A to pledge its assets as security for Party B’s loan or borrowing.

2. Effectiveness of agreement

This agreement shall take effective upon Party A’s receipt of agency fee from Party B, within 3 days of signing and sealing by the two parties.

3. Renewal of Agreement

Party B may apply for renewal of this Agreement in writing within 90 days prior to the expiration of the effective term. The agreement will be renewed upon mutual consent on term and conditions; otherwise the agreement shall automatically terminate at the expiration.

4. Automatic Termination of Agreement

(1) There is no condition or necessity to continue to perform this Agreement due to force majeure.

(2) In case that one party loses its legal person qualification due to reasons other than natural reasons including bankruptcy, dissolution and change of national policy, then this Agreement shall terminate automatically.

(3) This Agreement shall terminate if both parties do not reach agreement on renewal at the expiry of the Agreement.

5. Termination

(1) Party A may terminate this agreement by notice in writing on occurrence of any following cases, and the termination should take effective on the date of effective service of the notice.

1) Party B is in breach of its obligations and guarantees under this Agreement or any of supplementary agreements, and does not ratify within 15 working days in accordance with Party A’s requirements and conditions in writing or its ratification does not meet Party A’s requirements.

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2) Party B infringes upon Party A’s intellectual property.

3) The change of share structure or management of Party B that directly affects the performance of the authorized business.

4) Party B breaches its confidentiality and non-competition obligations under the Agreement.

6. Obligations upon Termination

(1) The party in breach shall take the liability arising out of the agreed termination.

(2) The party in breach shall make compensation and bear corresponding liability, in case of termination by agreed causes.

(3) Party B shall return the authorization certificate and the bronze plate upon termination of this Agreement, cease using the trademarks and signs and return or dispose all the advertising materials and other material at Party A’s request.

(4) Upon the termination of the Agreement, Party B is no longer entitled to the portion of payment made by contracted colleges and not entitled the right to claim any benefits (including but not limited to fees).

(5) Party B shall continue to provide services to students who have paid tuition and shall continue to provide the service to contracted colleges as promised, or make compensation in case of failure to continue.

Part 12 Liability for Breach

1. The Party that has the right to terminate the Agreement is entitled to claim compensation from the other Party.

2. The agency fee paid by Party B is not refundable in any case, no matter due to what reason the Agreement is terminated. If the Agreement is terminated due to the material breach of Party A which results in the failure of performance of this Agreement, Party B is entitled to claim any loss it actually incurred.

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3. Party A shall be entitled to require Party B to make changes or take remedial actions within 15 working days, in case Party B’s operation of the authorized business is in breach of Party A’s requirements in its management rules, policies and implementation regulations, or has done harm to its credit or interest. Party B shall make improvement in accordance with Party A’s requirements and provide improvement report.

2. Both parties shall perform its obligations in strict compliance with this Agreement. The non-breaching party shall have the right to take actions against the breaching party, including but not limited to termination of this Agreement and other pertinent agreements, and to claim damages.

Part 13 Force Majeure

1. Force Majeure means circumstances neither party could reasonably take control, foresee or avoid in case of foreseeable, which disturb, impact or delay either party’s performance of entire or partial duties in accordance with this Agreement.

2. Both parties agree that material accident and change of policy and laws and regulations may be treated as force majeure events. Both parties may be exempted from liability of the non-performance due to such event.

3. In the event of force majeure, the party affected by such force majeure shall notify the other party by a statement in writing, indicating possible influence of such event to this Agreement and provide written evidence within fifteen days after such event is over.

4. The party affected by force majeure shall take remedial actions to diminish the damage and continue to carry out this Agreement, if possible.

Part 14 Applicable Law and Dispute Settlement

1. Any dispute arising in the implementation of this Agreement shall be resolved by negotiation by both Parties. In failure to resolve by negotiation, either Party shall be entitled to bring a law suit with the People’s Court of Haidian District, Beijing, where Party A is located.

2. The execution, implementation, interpretation of this Agreement and resolution of disputes are governed by laws of the PRC.

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Part 15 Miscellaneous

1. This Agreement is the entire document between the parties concerning the subject matter. This Agreement, together with all appendixes, shall constitute entire agreement between the parties of this agreement. This agreement will supersede any oral or written intent, intention or understanding made by the parties prior to the execution date of this Agreement with respect to any transaction contemplated under this Agreement.

2. This Agreement includes all agreement, interpretation and appendixes confirmed by both parties in writing, excluding any other oral or written, explicit or implicit warranty, term and obligation that is not explicitly stated in this Agreement.

3. This Agreement is entered into for the benefit of both parties and their respective successors and assigns and shall be binding on both parties, its successors or transferors.

4. The tolerance of either party of this Agreement to the other party or its suspension to exercise relevant rights agreed in this Agreement shall not impair or restrict any right of such party, nor shall be deemed as a waiver of right to recourse against the defaulting party’s breach.

5. The cooperation of two parties under this Agreement shall be restricted to regional agency business of ACCP Junior content-distribution, without constraint on other businesses of both parties; the performance must be conducted with the principle of good faith, and the scope of authorized business shouldn’t be freely extended by either party without prior consent.

6. The operating and management rules, policies and implementation regulations provided by Party A are attached herein as annex and shall have the same force and legal effect.

7. This agreement is in duplicate and respectively held by each party with equal legal effect.

The two parties hereby confirm that, this Agreement is signed by their legal representative or duly authorized representative and officers in Beijing on                     .

(Signatures on this page, no text)

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Party A:	Party B:

( Seal )	( Seal )

Legal representative or authorized representative:

( sign )

Legal representative or authorized representative

( sign )

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